Exhibit 99.1

Quest Solution Reports Second Quarter Results

Second Quarter Adjusted EBITDA of $1.1 Million, Cash Flow From Operations $1.6 Million, Positive as Expected and Growth Continues; Reaffirms Full-Year 2015 Revenue Guidance

Quest Solution, Inc. August 13, 2015 8:30 AM

HENDERSON, NV—(Marketwired - Aug 13, 2015) - Quest Solution, Inc, “The Company” (OTCQB: QUES), today announced financial results for the second quarter and six months ended June 30, 2015 and reaffirmed full-year 2015 financial guidance.

Second Quarter and Subsequent Highlights

Second quarter net revenues of $13.6 million, up 82.4% compared to the prior year.

Adjusted EBITDA of $1.1 million; positive as expected

Cash flow from operations of $1.6 million

Signed patent license agreement with NCR enabling “Smart Targeted Advertising”

Signed agreement with Hyperion Partners to create and launched Quest Total Solution as a Service (QTSaaS) concept

Expanded sales force into New York and Chicago

Expanded Board of Directors with the addition of W. Austin Lewis IV as an independent director

Second Quarter Comparative Select Financial Results

	For the Three Months Ended
	June 30, 2015	June 30, 2014
Revenues, net	$13,557,615	$7,434,246
Gross profit	$3,330,810	$1,360,324
Gross profit margin	24.6%	18.3%
Interest expense	$(342,794)	$(400)
Net income (loss)	$(285,449)	$(262,305)
Earnings per share - basic	$(0.01)	$(0.01)
Earnings per share - diluted	$(0.01)	$(0.01)
Weighted average shares outstanding - basic	35,414,484	35,510,416
Weighted average shares outstanding - diluted	40,219,637	35,510,416
Net deferred revenue balance at 6/30/15	$804,584	$-
Accounts Receivable balance at 6/30/15	$10,109,443	$4,420,610
Adjusted EBITDA	$1,089,902	$(253,391)

“As expected, we delivered positive Adjusted EBITDA for the second quarter and continue to expect additional improvement in this metric as we progress through the second half of the year,” commented Tom Miller, Quest Solution’s Chief Executive Officer. “As we extract synergies from recent business combinations and continue to shift of our business model towards more contracts that bundle services with our innovative hardware and software solutions, we expect our top and bottom line to continue to grow. Partnering and teaming with leading technology companies as we have is reducing our time to market with innovative, mobile and cloud-based solutions to drive quick returns on investment for our customers and further establish our recurring revenue model. Our recent win with a leading PVC piping component manufacturer is a perfect example of how our team’s ingenuity and deep understanding of this long-time customer’s business is expected to lead to a larger share of their technology spend. Working with this customer puts our solution to work in one of the country’s largest home supply retailers and expands our opportunities to leverage our knowledge and experience for additional growth.”

“To support the increasing number of opportunities in the marketplace we further expanded geographic coverage by adding sales teams in New York and Chicago over the last six months,” added Miller. “These are industry-leading technology experts with a with a proven record of success in selling solutions and building deep and wide customer relationships in our target markets We will continue to add and develop strategically placed salespeople who can sell bundled solution and service projects that help to support our near and long-term growth objectives and are expected to increase our base of recurring revenue.”

Scot Ross, Quest’s CFO, added, “Our solutions-based strategy is gaining momentum in the marketplace, increasing the portion of our business that represents recurring revenue. With an increased percentage of revenue under long term contracts, we are gaining greater visibility into expected future financial results and are thereby confirming our full-year 2015 revenue guidance today. As of June 30, 2015, our backlog of business to be delivered over the next 6 months stands at $ 4.6 million and the net deferred revenue balance was approximately $805,000, representing hardware and service net revenue under contract that is deferred to future periods and will be recognized when services are delivered. As a reminder, this is EBITDA for which we have received the cash and paid the expense and will recognize for accounting purposes over the life of the contracts.” Ross continued, “Additionally, our cash flow from operations was approximately $1.6 million, which is attributable to the integration efforts achieved during the quarter from the sales and operations team performance.

Second Quarter Financial Results

Revenue

Revenues for the three month period ended June 30, 2015 increased 82% to $13.6 million compared to $7.4 million for the three months ended June 30, 2014. This increase was due primarily to the acquisition of BCS in November 2014 and additional Quest organic sales activity sold in the second quarter of 2015. Second quarter net revenues of $13.6 million represented an increase of 27% over first quarter ending March 31, 2015.

Gross Margin

For the second quarter of 2015, gross profit margin was 24.6% of total revenues compared to 18.3% in the second quarter of 2014. The gross margin improvement was due primarily to the additional revenue generated from the BCS acquisition and the operational efficiencies achieved from the continued integration efforts of the combined companies.

Net Income (Loss)

Net GAAP accounting loss for the three month period ended June 30, 2015 was $285,449 compared to a net loss of $262,305 for the three months ended June 30, 2014.

Adjusted EBITDA

The company’s operating expenses during both quarters ended June 30, 2015 and 2014 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options. Without the effect of these non-cash expenses, Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) for the quarter ended June 30, 2015 was approximately $1.09 million compared to negative Adjusted EBITDA of $253,000 for the quarter ended June 30, 2014. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP financial results.

Year-to-Date Financial Results

Revenue

Net Revenues for the six month period ended June 30, 2015 increased 42% to $24.2 million compared to $17.1 million for the six months ended June 30, 2014. This increase was due primarily to the acquisition of BCS in November 2014. The unaudited pro-forma revenue of Quest and BCS for 2014 would have been $19.7 million, so in comparing the two companies year over year, there was an approximate 23% increase (or $4.8 million) due to organic growth of both companies.

Gross Margin

For the first six months of 2015, gross profit margin was 23.6% of total revenues compared to 19.6% in the first six months of 2014. The gross margin improvement was due primarily to increased sales from the BCS acquisition in November 2014, continued integration efforts and operational efficiencies achieved during the quarter and year to date.

Net Income (Loss)

Net accounting loss for the six month period ended June 30, 2015 was $708,000 compared to a net loss of $16,000 for the six months ended June 30, 2014. The decrease in net income is attributable to the increase in interest expense of $737,000, of which $400,000 is non-cash original issue discount classified as interest expense in accordance with GAAP.

Adjusted EBITDA

The company’s operating expenses during both six month periods ended June 30, 2015 and 2014 included non-cash expenses including depreciation, amortization of acquisition intangibles and stock-based compensation for employee and director stock options. Without the effect of these non-cash expenses, Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”) for the six months ended June 30, 2015 was approximately $1.1 million compared to Adjusted EBITDA of $26,000 for the six months ended June 30, 2014. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP financial results.

Balance Sheet Summary

Net deferred revenue consists of prepaid third party hardware service agreements, software maintenance service contracts and the related costs and expenses recorded net of the revenue charged. As stated in the footnotes to the financials, the company had deferred revenue of $7.3 million and deferred costs of $6.5 million. This net deferred revenue of $805,000 at June 30, 2015 will be recognized in income over the term of the contracts, normally 1 - 5 years, with 3 years being the average term.

Backlog

The Company’s backlog of signed, contracted orders at June 30, 2015 was approximately $4.6 million. The backlog reflects orders expected to be delivered during 3rd and 4th quarters of 2015.

2015 Outlook

The company reiterated full-year 2015 financial guidance.

Revenue of $62-$68 million, representing top-line growth between 5-15%

Gross margin as a percentage of sales for the full year 2015 to continue to show slight improvement as the company exits the year

Management anticipating generating positive Adjusted EBITDA in the third and fourth quarter as well, with improvement each quarter for the remainder of the year

The above excludes impact from Viascan acquisition which is expected to close in the third quarter of 2015. Viascan is expected to contribute incremental revenue of $22 - $25 million and be accretive to Adjusted EBITDA.

About Quest Solution, Inc

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The BCS acquisition and letter of intent with ViascanQData is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

Quest Solution, Inc.

Consolidated Statements of Earnings

	For the three months		For the six months
	ending June 30,		ending June 30,
	2015	2014	2015	2014
Revenues
Gross Sales	$13,731,186	$7,516,700	$24,443,202	$17,166,965
Less sales returns, discounts & allowances	(173,571)	(82,454)	(209,617)	(110,559)
Total Revenues	13,557,615	7,434,246	24,233,585	17,056,406

Cost of goods sold
Cost of goods sold	10,226,805	5,726,660	18,508,170	13,013,983
Cost of goods sold, related party	-	347,262	-	694,523
Total costs of goods sold	10,226,805	6,073,922	18,508,170	13,708,506

Gross profit	3,330,810	1,360,324	5,725,415	3,347,900

Operating expenses
General and administrative	795,076	255,538	1,807,520	500,693
Salary and employee benefits	1,854,620	1,261,297	3,179,052	2,643,013
Depreciation and amortization	20,368	2,928	45,864	10,822
Stock compensation	420,253	5,586	458,877	30,085
Professional fees	108,083	137,989	196,563	267,764
Total operating expenses	3,198,400	1,663,338	5,687,876	3,452,377

Income (loss) from operations	132,410	(303,014)	37,539	(104,477)

Other income (expenses):
Gain on debt settlement	-	-	-	151,949
Loss on license settlement	-	-	-	(93,578)
Loss on note receivable settlement	-	-	-	(18,995)
Taxes	(64,322)	-	(64,209)	-
Interest expense	(342,794)	(400)	(738,066)	(1,000)
Other expenses	(38,093)	-	(38,485)	-
Other income	27,350	41,109	95,690	50,215
Total other income (expenses)	(417,859)	40,709	(745,070)	88,591

Net Income Before Income Taxes	(285,449)	(262,305)	(707,531)	(15,886)

(Provision) Benefit for Income Taxes
Deferred	-	-	-	-
Current	-	-	-	-

Net income (loss)	$(285,449)	$(262,305)	$(707,531)	$(15,886)

Net income (loss) per share - basic	$(0.01)	$(0.01)	$(0.02)	$(0.00)
Net income (loss) per share - diluted	$(0.01)	$(0.01)	$(0.02)	$(0.00)

Weighted average number of common shares outstanding - basic	35,414,484	35,510,416	35,224,128	33,385,416
Weighted average number of common shares outstanding - diluted	40,219,637	35,510,416	40,219,637	33,385,416

Quest Solution, Inc.

Consolidated Balance Sheets

	As of
	June 30, 2015	December 31, 2014
ASSETS
Current assets
Cash	$322,317	$233,741
Accounts receivable, net of allowances of $52,924 and $62,800, respectively	10,109,443	9,099,229
Inventory	383,350	606,231
Prepaids	669,887	191,498
Other current assets	1,450	377,060
Total current assets	11,486,447	10,507,759

Fixed assets, net of accumulated depreciation of $3,062,903 and $1,781,086, respectively	181,587	206,662
Deferred tax asset	1,299,417	1,299,417
Goodwill	14,101,306	14,101,306
Trade name	2,700,000	2,700,000
Intangibles, net	568,067	466,870
Customer Relationships	4,390,000	4,390,000
Other assets	641,749	317,304
Total assets	$35,368,573	$33,989,318

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$8,564,562	$7,406,146
Accrued interest and liabilities, related party	278,770	51,806
Line of credit	1,718,128	1,819,345
Advances, related party	400,000	50,000
Accrued payroll and sales tax	1,661,789	917,079
Deferred revenue, net	804,584	297,277
Current portion of note payable	150,000	310,000
Notes payable, related parties, current portion	2,805,857	4,201,650
Other current liabilities	403,608	548,425
Total current liabilities	16,780,667	15,601,353

Long term liabilities
Note payable, related party, net of debt discount	17,076,599	17,007,175
Deferred tax liability	-	29,783
Other long term liabilities	307,822	157,495
Total liabilities	34,171,720	32,795,806

Stockholders’ equity (deficit)
Preferred stock; $0.001 par value; 25,000,000 shares authorized 500,000 and 500,000 shares outstanding as of June 30, 2015 and December 31, 2014, respectively.	500	500
Common stock; $0.001 par value; 100,000,000 shares authorized; 36,616,495 and 35,029,495 shares outstanding of June 30, 2015 and December 31, 2014, respectively.	36,616	35,029
Additional paid-in capital	18,609,425	17,900,139
Accumulated (deficit)	(17,449,688)	(16,742,156)
Total stockholders’ equity (deficit)	1,196,853	1,193,512
Total liabilities and stockholders’ equity	$35,368,573	$33,989,318

Quest Solution, Inc.

Unaudited

Reconciliation of GAAP Measures to Non-GAAP Measures

3 months ended June 30, 2015

Net income (loss)	$(285,449)

Stock based compensation and options	440,560
Deferred revenue net	507,307
Interest expenses	342,794
Tax	64,322
Depreciation	20,368
Adjusted EBITDA	$1,089,902

6 months ended June 30, 2015

Net income (loss)	$(707,531)

Stock based compensation and options	458,877
Deferred revenue net	507,307
Interest expenses	738,066
Tax	64,209
Depreciation	45,864
Adjusted EBITDA	$1,106,792

Company Earnings

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